SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
                 Filed by the Registrant                      [X]

                 Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement



[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))



[  ]   Definitive Proxy Statement



[X]    Definitive Additional Materials



[  ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


      (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.



[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1)   Title of each class of securities to which

                  transaction applies:



            (2)   Aggregate number of securities to which

                  transaction applies:



            (3)   Per unit price or other underlying value of transaction

                  computed pursuant to Exchange Act Rule 0-11:



            (4)   Proposed maximum aggregate value of transaction:



            (5)   Total Fee Paid:


[  ]   Fee paid previously with preliminary materials.



[  ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2)

       and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


      (1)   Amount Previously Paid:



      (2)   Form, Schedule or Registration Statement No.:



      (3)   Filing Party:



      (4)   Date Filed:


3RD REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!
Dear Shareholder:
THE SCHEDULED SEPTEMBER 17TH SHAREHOLDERS' MEETING IS IN DANGER OF BEING ADJOURNED DUE TO LACK OF VOTING PARTICIPATION.
Several weeks ago we mailed you a letter reminding you to vote on these important proposals that affect your fund. To date, we have not received your ballot.
YOUR VOTE IS IMPORTANT!
To facilitate receiving your voted proxy as quickly as possible, we have instructed our independent proxy tabulator to forward the enclosed proxy material to you by overnight delivery. The attached Federal Express envelope addressed to the proxy tabulator has been provided to speed the
return of your signed proxy.   To use this return envelope, simply call
Federal Express at 1-800-238-5355. Federal will pick up the envelope at your location. There is no charge to you for sending the overnight package.
To cast your ballot, simply record your vote on the enclosed proxy card. You can mail your signed proxy card in the Federal Express envelope provided, or fax both the FRONT and BACK of your signed proxy card to 1-888-451-8683. Be sure to sign the card before mailing it in the envelope provided, or faxing it to the number above. You also have the option of voting your shares by calling toll-free at 1-800-848-3155.
REMEMBER, VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED. Please accept our thanks in advance for your cooperation and prompt attention to this matter.
Sincerely,
Edward C. Johnson 3d
Chairman and Chief Executive Officer